Exhibit 1.4

                                Pricing Agreement

Morgan Stanley & Co. Incorporated
A.G. Edwards & Sons, Inc.
PaineWebber Incorporated
NationsBanc Montgomery Securities LLC
Wheat First Securities, Inc.
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York  10036

                                                               November 10, 1998

Ladies and Gentlemen:

         United Dominion Realty Trust, Inc., a Virginia corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated November 10, 1998 (the "Underwriting Agreement"), between the Company and the Operating Entities (as defined therein) on the one hand and Morgan Stanley & Co. Incorporated, A.G. Edwards & Sons, Inc., PaineWebber Incorporated, NationsBanc Montgomery Securities LLC, and Wheat First Securities, Inc. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Securities specified in
Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representative designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

         An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you, is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, on the basis of the representations and warranties set forth herein and in such Underwriting Agreement, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the respective principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto. The Designated Securities set forth in such Schedule I are hereinafter sometimes referred to as the "Firm Securities".

         Subject to the terms and conditions, and on the basis of the representations and warranties, set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to sell to the Underwriters up to an additional $5,000,000 aggregate principal amount of Designated Securities (the "Additional Securities"), and the Underwriters shall have a one-time right to purchase, severally, and not jointly, up to $5,000,000 aggregate principal amount of Additional Securities at the place and at the purchase price to the Underwriters set forth in Schedule II hereto. If the Representatives, on behalf of the Underwriters, elect to exercise such option, the Representatives shall notify the Company in writing not later than 30 days after the date of this Pricing Agreement, which notice shall specify the aggregate principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Such date (which is referred to in the Underwriting Agreement as the Option Closing Date) may be the same as the Time of Delivery referred to in
Schedule II hereto, but not earlier than such Time of Delivery nor later than 10 business days after the date of such notice. Additional Securities may be purchased as provided herein and in Section 4(b) of the Underwriting Agreement solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. If any Additional Securities are to be purchased, each Underwriter agrees, severally, and not jointly, subject to the terms and conditions and on the basis of the representations and warranties set forth herein and in the Underwriting Agreement incorporated herein by reference, to purchase the aggregate principal amount of Additional Securities (subject to such adjustments as the Representatives may determine in order to provide for the issuance of Additional Securities in authorized denominations) that bears the same proportion to the total aggregate principal amount of Additional Securities to be purchased as the aggregate principal amount of Firm Securities set forth in Schedule I hereto opposite the name of such Underwriter bears to the total aggregate principal amount of Firm Securities.

         If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company and the Operating Entities. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

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

Very truly yours,


United Dominion Realty Trust, Inc.


By: /s/ James Dolphin
   -------------------------------
      Name: James Dolphin
      Title: Executive Vice President


United Dominion Realty, L.P.


By:   United Dominion Realty Trust, Inc., its General Partner


By: /s/ James Dolphin
    -------------------------------------
      Name: James Dolphin
     Title: Executive Vice President


UDR Western Residential, Inc.


By: /s/ James Dolphin
    -------------------------------------
      Name: James Dolphin
     Title: Executive Vice President



UDRT of North Carolina, L.L.C.


By:   United Dominion Realty Trust, Inc.,
      its sole member


By: /s/ James Dolphin
    -------------------------------------
      Name: James Dolphin
     Title: Executive Vice President


ASR Investments Corporation


By: /s/ James Dolphin
    -------------------------------------
      Name: James Dolphin
     Title: Executive Vice President

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

Accepted as of the date hereof:

Morgan Stanley & Co. Incorporated
A.G. Edwards & Sons, Inc.
PaineWebber Incorporated
NationsBanc Montgomery Securities LLC
Wheat First Securities, Inc.

Acting severally on behalf of themselves as Representatives and the other several Underwriters

By: Morgan Stanley & Co. Incorporated


By: /s/ Mike Fusco
   -------------------------------------
       Name: Mike Fusco
       Title: Vice President

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

SCHEDULE I
                                                             Principal Amount of
                                                              Firm Securities
                 Underwriter                                  to be Purchased
                -------------                                ----------------
Morgan Stanley & Co. Incorporated                                 $6,670,000
A.G. Edwards & Sons, Inc.                                          6,670,000
PaineWebber Incorporated                                           6,670,000
NationsBanc Montgomery Securities LLC                              6,670,000
Wheat First Securities, Inc.                                       6,670,000
Bear, Stearns & Co. Inc.                                           1,150,000
BT Alex. Brown Incorporated                                        1,150,000
CIBC Oppenheimer Corp.                                             1,150,000
Schroder & Co. Inc.                                                1,150,000
SG Cowen Securities Corporation                                    1,150,000
Advest, Inc.                                                         575,000
Robert W. Baird & Co. Incorporated                                   575,000
William Blair & Company, L.L.C.                                      575,000
J.C. Bradford & Co.                                                  575,000
Craigie Incorporated                                                 575,000
Crowell, Weedon & Co.                                                575,000
Dain Rauscher Wessels                                                575,000
Davenport & Company LLC                                              575,000
Fahnestock & Co. Inc.                                                575,000
Ferris, Baker Watts, Incorporated                                    575,000
Fidelity Capital Markets, A Division of National Financial           575,000
   Services Corp.
Fifth Third/The Ohio Company                                         575,000
First Albany Corporation                                             575,000
First of Michigan Corporation                                        575,000
Fleet Securities, Inc.                                               575,000
Gibraltar Securities Co.                                             575,000
J.J.B. Hilliard, W.L. Lyons, Inc.                                    575,000
Interstate/Johnson Lane Corporation                                  575,000
Janney Montgomery Scott Inc.                                         575,000
Kirkpatrick, Pettis, Smith, Polian Inc.                              575,000
McDonald & Company Securities, Inc.                                  575,000
Mesirow Financial, Inc.                                              575,000
Morgan Keegan & Company, Inc.                                        575,000
OLDE Discount Corporation                                            575,000
Piper Jaffray Inc.                                                   575,000
Raymond James & Associates, Inc.                                     575,000
The Robinson-Humphrey Company, LLC                                   575,000
Roney Capital Markets, A Division of First Chicago Capital           575,000
   Markets, Inc.
Scott & Stringfellow, Inc.                                           575,000
Southwest Securities, Inc.                                           575,000
Tucker Anthony Incorporated                                          575,000
Wedbush Morgan Securities                                            575,000
                                                                 -----------
         Total                                                   $57,500,000
                                                                 ===========

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



SCHEDULE II

Title of Designated Securities:

         8 1/2% Monthly Income Notes due 2008 (the "Notes")

Aggregate Principal Amount of Firm Securities:

         $57,500,000

Aggregate Principal Amount of Additional Securities:

         $5,000,000

Initial Public Offering Price:

         100.00% of the principal amount of the Notes, plus accrued interest, if any, from November 18, 1998.

Purchase Price by Underwriters for Firm Securities:

         96.50% of the principal amount of the Notes, plus accrued interest, if any, from November 18, 1998 (no accrued interest will be payable by the Underwriters in the case of Notes purchased by the Underwriters on November 18, 1998).

Purchase Price by Underwriters for Additional Securities:

         100.00% of the principal amount of the Notes, plus accrued interest, if any, from November 18, 1998 (no accrued interest will be payable by the Underwriters in the case of Notes purchased by the Underwriters on November 18, 1998).

Form of Designated Securities:

         Book-entry form represented by one or more global securities deposited with The Depository Trust Company and registered in the name of its nominee.

Specified funds for payment of purchase price:

         Immediately available funds.

Indenture:

         Indenture dated November 1, 1995, between the Company and First Union National Bank (formerly known as First Union National Bank of Virginia), as Trustee

Maturity:

         November 15, 2008

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
Interest Rate:

         8 1/2% per annum

Interest Payment Dates:

         The 15th day of each month, commencing December 15, 1998.

Regular Record Dates:

         The first day of each month next preceding the Interest Payment Date falling in such month.

Redemption Provisions:

         Not redeemable prior to maturity.

Sinking Fund Provisions:

         No sinking fund provisions.

Defeasance provisions:

         The provisions of Article 14 of the Indenture relating to defeasance and covenant defeasance will apply to the Notes.

Time of Delivery:

         10 a.m., New York time, on November 18, 1998.

Closing Location for Delivery of Designated Securities:

         Offices of Brown & Wood llp, One World Trade Center, New York, New York 10048-0557.

Names and addresses of Representative:

         Designated Representative:

         Morgan Stanley & Co. Incorporated

         Address for Notices, etc.:

         Morgan Stanley & Co. Incorporated
         1585 Broadway
         New York, New York  10036
         Attn:  Michael M. Fusco

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